Exhibit 1.1

Execution Copy

31,486,146 Shares

NEW RESIDENTIAL INVESTMENT CORP.

(a Delaware corporation)

Common Stock

$0.01 par value

UNDERWRITING AGREEMENT

June 9, 2015

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

as Representatives of the several Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park,

New York, New York 10036

Ladies and Gentlemen:

New Residential Investment Corp., a Delaware corporation (the “Company”), and, Fortress Operating Entity I, L.P. (the “Fortress Selling Stockholder”) and each of the Selling Stockholders listed on Schedule A hereto (each an “Individual Selling Stockholder” and, together with the Fortress Selling Stockholder, the “Selling Stockholders”), confirm their respective agreements with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of the other Underwriters named in Schedule B hereto (collectively, the “Underwriters,” which term shall include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (in such capacity, the “Representatives”), with respect to (A) (i) the issue and sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, from the Company of an aggregate of 27,935,389 shares (the “Company Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”) and (ii) the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, from the Selling Stockholders of an aggregate of 3,550,757 shares of Common Stock (the “Selling Stockholders Shares” and, together with the Company Shares, the “Initial Shares”), at a purchase price to the Underwriters of $15.88 per share, and (B) the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of an additional 4,722,921 shares of Common Stock (the “Option Shares”), at a purchase price to the Underwriters of $15.88 per share. The Initial Shares, together with all or any part of the Option Shares, are collectively hereinafter called the “Shares.”

In addition, FIG LLC, a limited liability company organized and existing under the laws of Delaware and the manager of the Company (formerly known as Fortress Investment Group LLC) (in such capacity, the “Manager”), confirms its agreements with the Underwriters.

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-196060), including the related prospectus, covering the registration of the offer and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), which became effective upon filing on May 16, 2014. Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement relating to the Shares in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations (without reliance on Rule 424(b)(8)). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” The base prospectus and each prospectus supplement used in connection with the offering of the Shares that omitted Rule 430B Information, including the documents incorporated by reference therein, is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included or incorporated therein by the 1933 Act Regulations, is herein called the “Registration Statement;” provided, however, that the term “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Shares (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations). The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus as supplemented by the final prospectus supplement relating to the Shares, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the “Prospectus.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, after the most recent effective date prior to the execution of this Agreement, in the case of the Registration Statement, or the respective issue dates in the case of the Prospectus and any preliminary prospectus. All references in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each of the Underwriters, as of the date hereof, the Applicable Time (as hereinafter defined), the Closing Time (as hereinafter defined) and each Date of Delivery, if any (as hereinafter defined) (in each case, a “Representation Date”), as follows:

(i) The Company meets the requirements for use of Form S-3 in connection with the issuance of its securities, including the Shares. The Registration Statement became effective upon filing with the Commission under Rule 462(e) under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Shares made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and any post-effective amendments thereto became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, the Registration Statement and any amendments and supplements thereto complied, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was first used, at the Closing Time and at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any preliminary prospectus (including the base prospectus filed as part of the Original Registration Statement or any amendment thereto) complied when filed with the Commission in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus was, and the Prospectus delivered or made available to the Underwriters for use in connection with this offering will be at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) As of the Applicable Time, neither (x) any Issuer Free Writing Prospectus (as defined below) identified on Schedule D hereto issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information to be conveyed orally by the Underwriters to purchasers of the Shares at the Applicable Time as set forth in Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any Issuer Free Writing Prospectus not identified on Schedule D hereto, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, any preliminary prospectus, the Prospectus, or any amendments or supplements thereto, any Issuer Free Writing Prospectus or the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (including the prospectus filed with the Original Registration Statement) or any post-effective amendment thereto, any preliminary prospectus, the Prospectus, or any amendments or supplements thereto, any Issuer Free Writing Prospectus or the General Disclosure Package.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 9:55 P.M. (Eastern time) on June 9, 2015 or such other time as agreed by the Company, the Selling Stockholders and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares (including any issuer free writing prospectus identified on Schedule D hereto) that (A) is required to be filed with the Commission by the Company, (B) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (C) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms of the offering, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the base prospectus that is included in the Registration Statement immediately prior to that time and the preliminary prospectus supplement relating to the Shares, including the documents incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

(iii) (A) At the time of filing of the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

(iv) At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(v) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as applicable, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering and (c) as of the applicable Representation Date or during the period specified in Section 3(a)(ix) did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

(vi) Each Issuer Free Writing Prospectus, if any, as of its date of first use and at all subsequent times through the completion of the public offer and sale of the

Shares or until any earlier date that the Company notified or notifies the Underwriters as described in Section 3(a)(vi), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein.

(vii) Each accounting firm that certified the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States).

(viii) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business and since the date of the latest balance sheet presented or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(x) The Company has received irrevocable notices (the “Exercise Notices”) with respect to the exercise of options (the “Options”) for the purchase of all of the Shares to be sold by the Selling Stockholders pursuant to this Agreement.

(xi) The Shares being sold pursuant to this Agreement have, as of each Representation Date, been duly authorized by the Company and the Company Shares have been duly authorized for issuance and sale pursuant to this Agreement and such Company Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein or therein, as the case may be, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights; and the Selling Stockholders Shares, when issued and delivered by the Company, pursuant to the Option against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights; and the Shares conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus.

(xii) The amended and restated management and advisory agreement (the “Management Agreement”), dated as of August 5, 2014, between the Company and the Manager, has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(xiii) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares pursuant to this Agreement do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound and which is material to the business of the Company and its subsidiaries taken as a whole, (B) violate or conflict with any provision of the charter, by-laws, limited liability company agreement or partnership agreement, as the case may be, of the Company or any of the subsidiaries listed on Schedule E hereto (the “Subsidiaries”) or (C) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets, except, with respect to clauses (A) and (C), conflicts or violations that could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole (collectively, a “Material Adverse Effect”).

(xiv) The Company has no other significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) that are not set forth on Schedule E hereto.

(xv) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, by the Registration Statement, the General Disclosure Package and the Prospectus, including the issuance, sale and delivery of the Shares, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (the “NYSE”), state securities or Blue Sky laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) and (B) such consents, approvals, authorizations or orders that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvi) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the authorized, issued and outstanding stock of the Company is as set forth in the latest balance sheet incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or the exercise of convertible securities referred to therein), and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance thereof by the Company, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.

(xvii) The Company and each of the Company’s subsidiaries has been duly organized and is validly existing as a corporation, partnership, limited liability company or real estate investment trust, as the case may be, in good standing under the laws of its respective jurisdiction of organization. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership, limited liability company or real estate investment trust, as the case may be, in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies (collectively, “Governmental Licenses”), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess any such Governmental Licenses would not in the aggregate have a Material Adverse Effect; and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party, or any property of the Company or any of its subsidiaries is the subject that, singly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to have a Material Adverse Effect, and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

(xix) Neither the Company nor any of its affiliates have taken nor will take, directly or indirectly, any action designed to cause or result in, or which constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares (it being understood that the purchase of any Shares in this offering as described in the Prospectus shall not be deemed to constitute stabilization or manipulation of the price of the shares of Common Stock).

(xx) The financial statements, including the notes thereto, and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and cash flows and results of operations for the periods specified; except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; and the financial statements, including the notes thereto, and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information required to be stated therein.

(xxi) The pro forma financial statements, if any, including the notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the 1933 Act and the 1933 Act Regulations with respect to pro forma financial statements and include all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. All historical financial statements and information and all pro forma financial statements and information required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, if any, are included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(xxii) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer,

stockholder, customer or supplier of the Company or any affiliate of the Company, or any Selling Stockholder, on the other hand, which is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxiii) The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiv) Except for the Selling Stockholders, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated in this Agreement.

(xxv) The Company is not, and upon consummation of the transactions contemplated in this Agreement and in the General Disclosure Package and the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxvi) Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Registration Statement, the General Disclosure Package and the Prospectus or which would not reasonably be expected to have a Material Adverse Effect. All assets held under lease by the Company or its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not interfere with the use made and proposed to be made of such assets by the Company or its subsidiaries, except where the invalidity or unenforceability of any such lease could not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xxvii) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no proceedings that are pending, or to the knowledge of the Company, threatened, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, (B) the Company and its subsidiaries are not aware of any material issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, and (C) neither the Company nor its subsidiaries anticipate capital expenditures relating to Environmental Laws, except to the extent any such proceedings, compliance issues or capital expenditures could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxviii) The Company and each of its subsidiaries have accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by it and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which such entity is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such amounts that the Company is contesting in good faith and except in any case in which the failure to so file or pay would not in the aggregate have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ federal, state, or other taxes is pending or, to the best of the Company’s knowledge, threatened which could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, other than tax liens for taxes not yet due.

(xxix) There are no contracts or other documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xxx) Neither the Company nor any of its subsidiaries (A) is in violation of its charter, by-laws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, (B) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their properties or assets is subject or (C) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the

Company or any of its subsidiaries or any of their properties or assets, except in the case of (B) or (C) above any violation or default that would not have a Material Adverse Effect.

(xxxi) The Company and each of its subsidiaries own or possess adequate right to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to own or possess such right would not in the aggregate have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others which claim, if the subject of an unfavorable decision, ruling or judgment, could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxii) The Company does not have, and does not anticipate incurring any liabilities under, the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

(xxxiii) The statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

(xxxiv) Commencing with its taxable year ended December 31, 2013, the Company has been and, upon the sale of the Shares pursuant to this Agreement, the Company will continue to be organized and operated in conformity with, the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and the Company’s proposed method of operation as described in the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

(xxxv) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act.

(xxxvi) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the 1934 Act Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(xxxvii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 10-K”), the Company’s auditors and the audit committee of the Board of Directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(xxxviii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the filing of the 2014 10-K, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxix) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xl) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company, and its subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(xli) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable (x) financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, (y) money laundering statutes of all jurisdictions, and rules and regulations thereunder and (z) related or similar rules, regulations or guidelines, issued, administered or enforced by any public, governmental or regulatory agency or body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or public, governmental or regulatory agency or body, or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company after reasonable inquiry, threatened.

(xlii) The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by an Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company.

(b) Representations and Warranties of the Manager. The Manager represents and warrants to each of the Underwriters as of each Representation Date as follows:

(i) The information concerning the Manager and its affiliates (other than the Company and its subsidiaries) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is true and correct in all material respects.

(ii) The Manager has been duly organized and is validly existing as a limited liability company and is in good standing under the laws of Delaware. The Manager is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. The Manager has all requisite power and authority, and all necessary Governmental Licenses, to own, lease and operate its properties and conduct its business as it is now being conducted, except where the failure to possess such Governmental Licenses will not in the aggregate have a Material Adverse Effect, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(iii) This Agreement and the Management Agreement have each been duly and validly authorized, executed and delivered by the Manager. The Management Agreement constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(iv) The Manager is not (A) in violation of its charter or limited liability company agreement, or (B) in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Manager or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Manager or any of its subsidiaries or any of their properties or assets, except in the case of (B) above, any default or event that would not have a Material Adverse Effect.

(v) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal or governmental proceeding to which the Manager or any of its subsidiaries is a party, or of which any property of the Manager or any of its subsidiaries is the subject that, singly or in the aggregate, if determined adversely to the Manager or any of its subsidiaries, is reasonably likely to have a Material Adverse Effect, and to the best of the Manager’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

(vi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder which have not been made or the failure of which to have been made in the aggregate would not have a Material Adverse Effect.

(vii) The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from acting under the Management Agreement as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(c) Representations and Warranties by the Selling Stockholders. (A) Each Individual Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, and as of the Closing Time as follows:

(i) Such Selling Stockholder has no knowledge of any material fact, condition or information not disclosed in the Disclosure Package that has had, or is reasonably likely to have, a Material Adverse Effect.

(ii) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder by Michael Nierenberg, as its Attorney-in-Fact (the “Attorney-in-Fact”) pursuant to a Power of Attorney dated as of the date hereof (the “Power of Attorney”), and, assuming due authorization, execution and delivery by the parties hereto (other than such Selling Stockholder), is a valid and binding agreement of such Selling Stockholder.

(iii) The Power of Attorney has been duly authorized, executed and delivered by such Selling Stockholder and is the valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to creditors’ rights and general principles of equity.

(iv) The entry into a Custody Agreement, by or on behalf of such Selling Stockholder, with American Stock Transfer & Trust Company, LLC (the “Custody Agreement”) has been duly authorized by such Selling Stockholder and when duly executed and delivered will be the valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to creditors’ rights and general principles of equity.

(v) Such Selling Stockholder has duly and irrevocably exercised the Options for the purchase of the Selling Stockholders Shares to be sold by such Selling Stockholder pursuant to this Agreement by virtue of its Exercise Notice, and such exercise is valid and binding upon such Selling Stockholder.

(vi) The execution and delivery of this Agreement, its Exercise Notice, and the Power of Attorney and the Custody Agreement, and the purchase, sale and delivery of the Selling Stockholders Shares to be sold by such Selling Stockholder pursuant to this Agreement and the Options, as applicable, and the consummation of the transactions contemplated herein and therein and compliance by such Selling Stockholder with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Selling Stockholders Shares to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, (B) violate or conflict with the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or (C) violate or conflict with any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any court or public, governmental or regulatory agency or body having jurisdiction over such Selling Stockholder or any of its properties, except, with respect to clauses (A) and (C), conflicts or violations that could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Stockholder’s ability to perform its obligations under this Agreement.

(vii) Such Selling Stockholder has valid title to the Options for the purchase of all of the Selling Stockholders Shares to be sold by such Selling Stockholder pursuant to this Agreement, and, at the Closing Time, will have valid title to all of the Selling Stockholders Shares to be sold by such Selling Stockholder, in each case free and clear of all security interests, claims, liens, equities or other encumbrances or a “security entitlement” within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (“UCC”) in respect of such Selling Stockholder Shares, and has the legal right and power, and all authorization and approval required by law, to execute this Agreement, and its Exercise Notice, and the Power of Attorney and the Custody Agreement and to sell, transfer and deliver such Selling Stockholder Shares to be sold by such Selling Stockholder pursuant to this Agreement.

(viii) Upon payment of the purchase price for the Selling Stockholders Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Selling Stockholders Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Selling Stockholders Shares is unnecessary because such Selling Stockholders Shares are already in possession of Cede or such nominee), registration of such Selling Stockholders Shares in the name of Cede or such other nominee (unless registration of such Selling Stockholders Shares is unnecessary because such Selling Stockholders Shares are already registered in the name of Cede or such nominee), and the crediting of such Selling Stockholders Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of Merrill Lynch, Pierce, Fenner & Smith Incorporated (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Selling Stockholders Shares), (A) under Section 8-501 of the UCC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Underwriters, will acquire a valid “security entitlement” in respect of such Selling Stockholders Shares and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Selling Stockholders Shares may be asserted against Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Underwriters, with respect to such security entitlement; for purposes of this representation, the Selling Stockholders may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Selling Stockholders Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of Merrill Lynch, Pierce, Fenner & Smith Incorporated on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Selling Stockholders Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Selling Stockholders Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Selling Stockholders Shares then held by DTC or such securities intermediary.

(ix) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be expected to cause or result in stabilization or manipulation of the price of the Shares.

(x) No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by such Selling Stockholder of its obligations hereunder, or in connection with the execution, delivery and performance by such Selling Stockholder under this Agreement or in connection with the execution and delivery of its Exercise Notice, or the Power of Attorney or the Custody Agreement or with the purchase, sale and delivery of the Selling Stockholders Shares to be sold by it pursuant to this Agreement and the Options, as applicable or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE, state securities laws or the rules of FINRA.

(xi) Except with respect to the Selling Stockholders Shares, such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(xii) Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any free writing prospectus (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Selling Stockholders Shares to be sold by such Selling Stockholder.

(xiii) Such Selling Stockholder acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and such Selling Stockholder with respect to the offering of the Selling Stockholders Shares contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, such Selling Stockholder or any other person. Additionally, no Underwriter is advising such Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Such Selling Stockholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to such Selling Stockholder with respect thereto. Any review by an Underwriter of such Selling Stockholder, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of such Selling Stockholder.

(B) The Fortress Selling Stockholder represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, and as of the Closing Time as follows:

(i) The Fortress Selling Stockholder has no knowledge of any material fact, condition or information not disclosed in the Disclosure Package that has had, or is reasonably likely to have, a Material Adverse Effect.

(ii) This Agreement has been duly authorized, executed and delivered by the Fortress Selling Stockholder, and, assuming due authorization, execution and delivery by the parties hereto (other than the Fortress Selling Stockholder), is a valid and binding agreement of the Fortress Selling Stockholder.

(iii) The Fortress Selling Stockholder has duly and irrevocably exercised the Options for the purchase of the Selling Stockholders Shares to be sold by the Fortress Selling Stockholder pursuant to this Agreement by virtue of its Exercise Notice, and such exercise is valid and binding upon the Fortress Selling Stockholder.

(iv) The execution and delivery of this Agreement and its Exercise Notice, and the purchase, sale and delivery of the Selling Stockholders Shares to be sold by the Fortress Selling Stockholder pursuant to this Agreement and the Options, as applicable, and the consummation of the transactions contemplated herein and therein and compliance by the Fortress Selling Stockholder with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Selling Stockholders Shares to be sold by the Fortress Selling Stockholder or any property or assets of the Fortress Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Fortress Selling Stockholder is a party or by which the Fortress Selling Stockholder may be bound, or to which any of the property or assets of the Fortress Selling Stockholder is subject, (B) violate or conflict with the provisions of the certificate of limited partnership or partnership agreement of the Fortress Selling Stockholder, if applicable, or (C) violate or conflict with any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any court or public, governmental or regulatory agency or body having jurisdiction over the Fortress Selling Stockholder or any of its properties, except, with respect to clauses (A) and (C), conflicts or violations that could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Fortress Selling Stockholder’s ability to perform its obligations under this Agreement.

(v) The Fortress Selling Stockholder has valid title to the Options for the purchase of all of the Selling Stockholders Shares to be sold by the Fortress Selling Stockholder pursuant to this Agreement, and, at the Closing Time, will have valid title to all of the Selling Stockholders Shares to be sold by the Fortress Selling Stockholder, in each case free and clear of all security interests, claims, liens, equities or other encumbrances or a “security entitlement” within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (“UCC”) in respect of such Selling Stockholder Shares, and has the legal right and power, and all authorization and approval required by law, to execute this Agreement and its Exercise Notice and to sell, transfer and deliver such Selling Stockholder Shares to be sold by the Fortress Selling Stockholder pursuant to this Agreement.

(vi) Upon payment of the purchase price for the Selling Stockholders Shares to be sold by the Fortress Selling Stockholder pursuant to this Agreement, delivery of such Selling Stockholders Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Selling Stockholders Shares is unnecessary because such Selling Stockholders Shares are already in possession of Cede or such nominee), registration of such Selling Stockholders Shares in the name of Cede or such other nominee (unless registration of such Selling Stockholders Shares is unnecessary because such Selling Stockholders Shares are already registered in the name of Cede or such nominee), and the crediting of such Selling Stockholders Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of Merrill Lynch, Pierce, Fenner & Smith Incorporated (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Selling Stockholders Shares), (A) under Section 8-501 of the UCC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Underwriters, will acquire a valid “security entitlement” in respect of such Selling Stockholders Shares and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Selling Stockholders Shares may be asserted against Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Underwriters, with respect to such security entitlement; for purposes of this representation, the Selling Stockholders may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Selling Stockholders Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of Merrill Lynch, Pierce, Fenner & Smith Incorporated on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Selling Stockholders Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Selling Stockholders Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Selling Stockholders Shares then held by DTC or such securities intermediary.

(vii) The Fortress Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be expected to cause or result in stabilization or manipulation of the price of the Shares.

(viii) No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by the Fortress Selling Stockholder of its obligations hereunder, or in connection with the execution, delivery and performance by the Fortress Selling Stockholder under this Agreement or in connection with the execution and delivery of its Exercise Notice or with the purchase, sale and delivery of the Selling Stockholders Shares to be sold by it pursuant to this Agreement and the Options, as applicable or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE, state securities laws or the rules of FINRA.

(ix) Except with respect to the Selling Stockholders Shares, the Fortress Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(x) The Fortress Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any free writing prospectus (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Selling Stockholders Shares to be sold by the Fortress Selling Stockholder.

(xi) The Fortress Selling Stockholder acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Fortress Selling Stockholder with respect to the offering of the Selling Stockholders Shares contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Fortress Selling Stockholder or any other person. Additionally, no Underwriter is advising the Fortress Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Fortress Selling Stockholder shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Fortress Selling Stockholder with respect thereto. Any review by an Underwriter of the Fortress Selling Stockholder, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Fortress Selling Stockholder.

(d) Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(e) Any certificate signed by or on behalf of a Selling Stockholder and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

SECTION 2. Purchase, Sale and Delivery of the Shares.

(a) Initial Shares. On the basis of the representations, warranties and agreements, and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, at the price per share set forth in the first paragraph of this Agreement, that number of Initial Shares set forth in the first paragraph of this Agreement, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

(b) Option to Purchase Additional Shares. In addition, on the basis of the representations and warranties herein included, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 4,722,921 Option Shares at the purchase price set forth on the first page of this Agreement less the amount of any distribution payable with respect to an Initial Share but not payable with respect to an Option Share (for the avoidance of doubt, this language is meant to address the theoretical situation where the Initial Shares are entitled to a dividend but the Option Shares settle after the related record date, in which event the Underwriters will remit the amount of such dividend to holders of such Option Shares). The option hereby granted will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Underwriters to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters but shall not be later than ten full business days, nor earlier than two full business days, after the exercise of said option, nor in any event prior to Closing Time, unless otherwise agreed upon by the Representatives and the Company; provided that the Date of Delivery shall be the Closing Time if the exercise of said option shall occur prior to the Closing Time, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares each such Underwriter has severally agreed to purchase as set forth in Schedule B hereto bears to the total number of Initial Shares, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, or other evidence of, the Initial Shares shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that the option to purchase Option Shares is exercised by the Underwriters, payment of the purchase price for, and delivery of certificates for, or other evidence of, such Option Shares shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. The parties hereto agree that payment by the Underwriters for the purchase of all Shares to be purchased by the Underwriters pursuant to this Agreement, whether from the Company or from the Selling Stockholders, shall be made by the Underwriters to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the several accounts of the Underwriters of certificates for, or other evidence of, the Shares to be purchased by them under this Agreement.

Payment shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Selling Stockholders, as the case may be, against delivery to the Representatives for the several accounts of the Underwriters of certificates for, or other evidence of, the Shares to be purchased by them.

(d) Registration. The certificates for, or other evidence of, the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representatives shall request not later than two business days prior to the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for, or other evidence of, the Initial Shares and the Option Shares, if any, shall be made available for inspection not later than 10:00 a.m. (Eastern Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be, at the office of The Depository Trust Company or its designated custodian.

SECTION 3. Covenants.

(a) Covenants of the Company and the Selling Stockholders. The Company and, with respect to Section 3(a)(x) only, each Selling Stockholder, severally and not jointly, covenant and agree with each Underwriter as follows:

(i) The Company will comply with the requirements of Rule 430B. The Company will promptly transmit copies of the Prospectus, properly completed, and any supplement thereto, to the Commission for filing pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Company will furnish to the Underwriters as many copies of the Prospectus as the Underwriters shall reasonably request. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the 1933

Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(ii) The Company will notify the Underwriters and the Selling Stockholders immediately, and if written notice is requested by the Underwriters, confirm such notice in writing as soon as reasonably practicable, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the Company’s receipt of any notice from the Commission of its objection to the use of an automatic shelf registration statement pursuant to Rule 401(g)(2) under the 1933 Act; and the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(iii) The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations that were made within 48 hours prior to the Applicable Time; the Company will give the Underwriters and the Selling Stockholders notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters and the Selling Stockholders with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriters, the Selling Stockholders, counsel for the Underwriters or counsel for the Selling Stockholders shall reasonably object. At any time when the Prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares, the Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or any revision to either any preliminary prospectus (including any prospectus included in the Registration Statement at the time the Original Registration Statement was filed or any amendment thereto at the time it became effective) or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Underwriters with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Underwriters or counsel for the Underwriters shall reasonably object. If requested by the Underwriters, the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the offering and shall file with the Commission such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business within two business days after the date hereof; provided that the Company shall furnish the Underwriters with copies of such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriters or counsel to the Underwriters shall reasonably object.

(iv) The Company has furnished or will deliver to each Underwriter as many signed and conformed copies of the Original Registration Statement and of each amendment thereto, if any, filed prior to the termination of the initial offering of the Shares (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests.

(v) The Company has furnished to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company has furnished to each Underwriter, without charge, as many copies of each Issuer Free Writing Prospectus, if any, as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies of each preliminary prospectus and each Issuer Free Writing Prospectus, if any, by the Underwriters for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi) If at any time when a prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Company will promptly prepare and, subject to Section 3(a)(iii), file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement. If an event or development occurs as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement in a manner reasonably satisfactory to the Underwriters, at its own expense, the General Disclosure Package to eliminate or correct such untrue statement or omission. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 5 hereof.

(vii) The Company will cooperate with the Underwriters to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent or otherwise subject itself to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(viii) With respect to each sale of the Shares, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(ix) The Company, during the period when a prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time period prescribed by the 1934 Act and the 1934 Act Regulations.

(x) The Company and each Selling Stockholder represents and agrees that, unless it obtains the prior written consent of the Representatives, such consent not to be unreasonably withheld, and each Underwriter agrees that, unless it obtains the prior written consent of the Company and the other Representatives, such consent not to be unreasonably withheld, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, in each case required to be filed with the Commission; provided, however, that prior to the preparation of the Prospectus or, if applicable, the Final Term Sheet in accordance with Section 3(a)(iii), the Underwriters are authorized to use the information with respect to the final terms of the offering in communications orally conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and each Selling Stockholder represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(xi) During the period of 45 days from the date of the Prospectus, the Company will not, directly or indirectly, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, (a) issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a “put equivalent position” (within the meaning of Rule 16a 1(h) under the 1934 Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or of any of its subsidiaries, other than the Company’s sale of Shares pursuant to this Agreement and the Company’s issuance of Common Stock (i) upon the exercise of presently outstanding options, (ii) in connection with acquisitions by the Company or a subsidiary, and (iii) in connection with the grant, assignment and exercise of options under, or the issuance and sale of shares pursuant to, the New Residential Investment Corp. Nonqualified Stock Option and Incentive Award Plan, as amended from time to time (the “New Residential Award Plan”), as in effect on the date hereof or (b) file a registration statement under the 1933 Act registering shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or any interest in shares of Common Stock, except for a registration statement with respect to shares of Common Stock issuable under the New Residential Award Plan or other presently outstanding options.

(xii) The Company will use its best efforts to list the Shares on the NYSE.

(xiii) The Company will apply the net proceeds from the sale of the Shares as set forth under “Use of Proceeds” in the Prospectus.

(xiv) The Company will use its best efforts to meet the requirements to qualify as a REIT under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company’s shareholders to remain so qualified.

(b) Covenant of the Manager. The Manager covenants and agrees with each Underwriter and with the Company that, during any time when a prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of Shares, it shall notify the Underwriters and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to (i) amend or supplement the Prospectus in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser (unless the exemption in Rule 172 under the 1933 Act applies), (ii) amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, (iii) amend or supplement the General Disclosure Package in order to make the General Disclosure Package not misleading in the light of the circumstances existing at the time it is used or (iv) amend or supplement an Issuer Free Writing Prospectus to eliminate or correct a conflict with the information contained in the Registration Statement or the Statutory Prospectus or any preliminary prospectus or to make the Issuer Free Writing Prospectus not misleading in the light of the circumstances prevailing at the time it is used, the Manager will forthwith supply such information to the Company as shall be necessary for the Company to prepare an amendment or supplement to the Registration Statement, the Prospectus, the General Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, and then the Company will promptly prepare and, subject to Section 3(a)(iii), file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or conflict or to make the Registration Statement and Prospectus comply with such requirements, as the case may be, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

SECTION 4. Payment of Expenses.

(a) Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company other than to the extent described in Section 4(b) below will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the filing of the Original Registration Statement and of each amendment thereto, (ii) the reproduction and filing of this Agreement, (iii) the preparation, issuance and delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Shares under securities laws and real estate syndication laws in accordance with the provisions of Section 3(a)(vii), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey (if applicable), provided, however, that all such fees and disbursements shall not exceed $10,000, (vi) the reproduction and delivery to the Underwriters of copies of any Blue Sky Survey (if applicable), (vii) the delivery to the Underwriters of copies of the Original Registration Statement and of each amendment thereto, each preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, (viii) the fees and expenses incurred with respect to the listing of the Shares on the NYSE, (ix) the fees and expenses, if any, incurred with respect to any filing with FINRA (if applicable) and (x) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters). The Company also will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. It is understood, however, that except as provided in this Section 4 and Section 6 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers it may make.

(b) Expenses of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Selling Stockholder Shares to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.

(c) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 8(a)(i) or the first clause of Section 8(a)(iii) hereof, the Company and the Selling Stockholders shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection herewith.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Shares pursuant to the terms hereof are subject to the accuracy of the representations and warranties of the Company, the Manager and the Selling Stockholders herein contained as of the date hereof, the Applicable Time and the Closing Time, to the absence from any certificates, opinions, written statements or letters furnished to the Underwriters or to Sidley Austin LLP (“Underwriters’ Counsel”) pursuant to this Section 5, of any misstatement or omission, to the performance by the Company, the Manager and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) At the Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and the Company shall not have received from the Commission any notice objecting to the use of an automatic shelf registration statement pursuant to Rule 401(g)(2) under the 1933 Act, (ii) each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), (iii) any material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the

Commission within the applicable time periods prescribed for such filings under Rule 433, (iv) there shall not have come to any Underwriter’s attention any facts that would cause such Underwriter to believe that (A) the General Disclosure Package, at the Applicable Time, or (B) the Prospectus, at the time it was required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) to purchasers of the Shares, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading and (v) the Shares shall be approved for listing on the NYSE on or before the Closing Time in accordance with Section 3(a)(xii).

(b) At the Closing Time the Underwriters shall have received the written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, the Manager and the Selling Stockholders, dated the Closing Time and based upon certificates containing certain factual representations and covenants of the Company, addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(c) [Reserved].

(d) All proceedings taken in connection with the sale of the Shares as contemplated by this Agreement shall be satisfactory in form and substance to the Underwriters and to Underwriters’ Counsel, and the Underwriters shall have received from Underwriters’ Counsel a favorable opinion, dated as of the Closing Time, with respect to the issuance and sale of the Shares, the Registration Statement, the General Disclosure Package and the Prospectus and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to Underwriters’ Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) At the Closing Time the Underwriters shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Time to the effect that (i) the condition set forth in subsection (a) of this Section 5 has been satisfied, (ii) as of the date hereof and as of the Closing Time, the representations and warranties of the Company set forth in Section 1(a) hereof are accurate, in the case of representations and warranties that are qualified as to materiality, and accurate in all material respects, in the case of representations and warranties that are not so qualified, (iii) as of the Closing Time, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(f) At the Closing Time the Underwriters shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Manager, dated the Closing Time, to the effect that (i) as of the date hereof and as of the Closing Time, the representations and warranties of the Manager set forth in Section 1(b) hereof are accurate, in the case of representations and warranties that are qualified as to materiality, and accurate in all material respects, in the case of representations and warranties that are not so qualified, (ii) as of the Closing Time, the obligations of the Manager to be performed hereunder on or prior thereto have been duly performed and (iii) subsequent to the date of the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change in the business, properties, operations, condition (financial or otherwise), or results of operations of the Manager and its subsidiaries taken as a whole that could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

(g) At the Closing Time, the Underwriters shall have received a certificate of the Attorney-in-Fact on behalf of each Individual Selling Stockholder and a certificate of FIG Corp., the General Partner of the Fortress Selling Stockholder, on behalf of the Fortress Selling Stockholder, dated the Closing Time, to the effect that (i) the representations and warranties of such Selling Stockholder in Section 1(c) are accurate in the case of representations and warranties that are qualified as to materiality, and accurate in all material respects, in the case of representations and warranties that are not so qualified and (ii) as of the Closing Time, the obligations of such Selling Stockholder to be performed under this Agreement on or prior thereto have been duly performed.

(h) At the time this Agreement is executed, the Underwriters shall have received a letter agreement from (i) the Manager and Fortress Operating Entity I L.P., and (ii) each director, officer or related party of the Company and the Manager designated by you and listed on Schedule F hereto, and each Selling Stockholder, substantially in the forms attached hereto as Annex I and Annex II, respectively.

(i) At the time that this Agreement is executed and at the Closing Time, the Underwriters shall have received a comfort letter from Ernst & Young LLP, independent registered public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Time, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel.

(j) At the time that this Agreement is executed and at the Closing Time, the Underwriters shall have received a comfort letter from Deloitte & Touche LLP, independent registered public accountants for HLSS, dated, respectively, as of the date of this Agreement and as of the Closing Time, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel.

(k) The Company shall have complied with the provisions of Section 3(a)(v) hereof with respect to the furnishing of prospectuses.

(l) The Company and the Selling Stockholders shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

(m) [Reserved].

(n) In the event the Underwriters exercise the option to purchase additional Shares described in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company, the Manager and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company, the Manager or any Selling Stockholder hereunder shall be true and correct as of each Date of Delivery (except those which speak as of a certain date, in which case as of such date), and, at the relevant Date of Delivery, the Underwriters shall have received:

(i) A certificate, dated such Date of Delivery, of the Chief Executive Officer and Chief Financial Officer of the Company, confirming that the certificate delivered at Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(ii) A certificate, dated such Date of Delivery, of the Chief Executive Officer and Chief Financial Officer of the Manager, confirming that the certificate delivered at Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(iii) The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Manager, in form and substance satisfactory to Underwriters’ Counsel, dated such Date of Delivery, relating to the Option Shares and otherwise substantially to the same effect as the opinion required by Section 5(b) hereof.

(iv) The favorable opinion of Underwriters’ Counsel, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(v) A letter from Ernst & Young LLP, independent public accountants for the Company, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(j) hereof.

(vi) A letter from Deloitte & Touche LLP, independent public accountants for HLSS, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(k) hereof.

(o) If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company and the Selling Stockholders at any time at or prior to the Closing Time, which notice shall be confirmed in writing by the Representatives as soon as reasonably practicable if so requested by the Company, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 11 shall survive any such termination and remain in full force and effect pursuant to Section 11.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company and the Selling Stockholders;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity provision shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).

(b) Indemnification of the Underwriters by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Underwriters or to the Company by or on behalf of such Selling Stockholder specifically for use therein, it being understood and agreed that the only information furnished by each Selling Stockholder consists solely of the information relating to such Selling Stockholder under the caption “Selling Stockholders” in the General Disclosure Package. The liability of each Selling Stockholder under the representations and warranties contained in this Agreement and under the indemnity and contribution agreements contained in this Section 6 and Section 7, respectively, shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, received by such Selling Stockholder from the sale of the Selling Stockholder Shares sold by such Selling Stockholder under this Agreement.

(c) Indemnification of Company, Directors and Officers and Selling Stockholders by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, such preliminary prospectus, the Prospectus or such Issuer Free Writing Prospectus (or any amendment or supplement thereto).

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representatives in the case of Section 6(c)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Other Agreements with Respect to Indemnification. The provisions of this Section 6 shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the total net proceeds from the offering of the Shares (before deducting expenses) received for the Shares by each of the Company and the Selling Stockholders, respectively, and (ii) the difference between (a) the aggregate price to the public received by the Underwriters and (b) the aggregate price paid by the Underwriters to the Company and the Selling Stockholders for the Shares, bear to the aggregate price to public received for the Shares by the Underwriters.

The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Shares set forth opposite their respective names in Schedule B hereto.

SECTION 8. Termination.

(a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by said exchange or by such system or by order of the Commission, FINRA or any other governmental authority having jurisdiction, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 11 shall survive such termination and remain in full force and effect.

SECTION 9. Default by One or More of the Underwriters.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase the Shares pursuant to this Agreement, and if the Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Representatives pursuant to subsection (b) below) exceed in the aggregate 10% of the number of the Shares, the Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of the Shares set forth opposite their respective names in Schedule B hereto bear to the aggregate number of Shares set forth opposite the names of the non-defaulting Underwriters.

(b) In the event that such default relates to more than 10% of the Shares, the Representatives may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Shares, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default the Representatives do not arrange for the purchase of the Shares to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to Option Shares, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Option Shares shall thereupon terminate, without liability on the part of the Company or the Selling Stockholders with respect thereto (except in each case as provided in Sections 4, 6 and 7 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company and the Selling Stockholders for damages occasioned by its or their default hereunder.

(c) In the event that the Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company and the Selling Stockholders shall have the right to postpone the Closing Time or Date of Delivery, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement.

SECTION 10. Default by One or More of the Selling Stockholders or the Company.

(a) If one or more Selling Stockholders shall fail at the Closing Time to sell and deliver the number of Selling Stockholders Shares which such Selling Stockholders or Selling Stockholders are obligated to sell hereunder (a “Selling Stockholder Default”), then either (A) the remaining Selling Stockholders may increase, pro rata or otherwise, the number of Selling Stockholders Shares to be sold by them hereunder to the total number of Selling Stockholders Shares to be sold by all Selling Stockholders as set forth in Schedule A hereto or (B) the Company may increase the number of Company Shares to be sold by the Company by the number of Selling Stockholders Shares which such defaulting Selling Stockholder was obligated to sell.

(b) In the event of a Selling Stockholder Default and (A) the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Selling Stockholders Shares to be sold by them hereunder, and (B) the Company does not increase the number of Company Shares being sold by the Company by the number of Selling Stockholders Shares which such defaulting Selling Stockholder was obligated to sell, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 11 shall remain in full force and effect or (ii) elect to purchase the Shares which the Company and the non-defaulting Selling Stockholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

In the event of a Selling Stockholder Default as referred to in this Section 10, each of the Representatives, the Company and the non-defaulting Selling Stockholders shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(c) If the Company shall fail at the Closing Time to sell the number of Shares that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 11 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 11. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company, the Manager and the Selling Stockholders contained in this Agreement, including the agreements contained in Section 4, the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, the Manager or the Selling Stockholders, any of their respective officers, directors, partners or members or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in this Section 11 and Sections 4, 6 and 7 hereof shall survive the termination of this Agreement, including termination pursuant to Section 5 or 9 hereof.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Attention: Investment Grade Syndicate Desk - 3rd floor, Facsimile: (212) 834-6081, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: General Counsel, Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of Syndicate Department, Facsimile: (646) 855-3073, with a copy to ECM Legal, Facsimile: (212) 230-8730, with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: J. Gerard Cummins; notices to the Company or the Manager shall be directed as follows: c/o Fortress Investment Group, 1345 Avenue of the Americas, New York, New York 10105, Attention: Cameron D. MacDougall, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036-6522, Attention: Michael Zeidel and Michael Schwartz; notices to the Individual Selling Stockholders shall be directed as follows: c/o Fortress Investment Group, 1345 Avenue of the Americas, New York, New York 10105, Attention: Michael Nierenberg, Jonathan R. Brown or Cameron D. MacDougall as Attorney-in-Fact; notices to the Fortress Selling Stockholder shall be directed as follows: c/o Fortress Investment Group, 1345 Avenue of the Americas, New York, New York 10105, Attention: David Brooks; provided, however, that any notice to the Underwriters pursuant to Section 6 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to you, which address will be supplied to any other party hereto by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

SECTION 13. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriters, the Company, the Manager and the Selling Stockholders and the controlling persons, directors, officers, employees and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. WAIVER OF JURY TRIAL. THE COMPANY, THE SELLING STOCKHOLDERS AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Manager, the Fortress Selling Stockholder, the Attorney-in-Fact for the Individual Selling Stockholders a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement among the Underwriters, the Company, the Manager and the Selling Stockholders in accordance with its terms.

Very truly yours,

NEW RESIDENTIAL INVESTMENT CORP.

By:	/s/ Cameron D. MacDougall
	Name:	Cameron D. MacDougall
	Title	Secretary

FIG LLC, solely with respect to Sections 1(b), 3(b), 5(h), 5(o)(ii), 11 and 13

By:	/s/ Randal Nardone
	Name:	Randal Nardone
	Title	Chief Executive Officer & Director

Fortress Operating Entity I LP By: FIG Corp., its General Partner

By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary of the General Partner

The Individual Selling Stockholders:

By:	/s/ Michael Nierenberg
As Attorney-in-Fact on behalf of the Individual Selling Stockholders named in Schedule A hereto

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

Citigroup Global Markets Inc.

By:	/s/ Patrick S. Marsh
Name: Patrick S. Marsh
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Drummond Rice
Name: Drummond Rice
Title: Vice President, Equity Capital Markets

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Damon Clemow
Name: Damon Clemow
Title: Managing Director

For themselves and as Representatives of the several Underwriters named in Schedule B hereto.

Schedule A

The Company	Number of Initial Shares to be Sold

Total

Selling Stockholder	Number of Initial Shares to be Sold

Total

Schedule A-1

Schedule B

Underwriter	Number of Initial Shares
Citigroup Global Markets Inc.	10,495,382
J.P. Morgan Securities LLC	10,495,382
Merrill Lynch, Pierce, Fenner & Smith Incorporated	10,495,382

Total	31,486,146

Schedule B-1

Schedule C

Information conveyed orally by the Underwriters to

purchasers included in the General Disclosure Package

1.	Offering price: the price paid by each initial purchaser of the Shares.

2.	Number of Initial Shares offered: 31,486,146

In connection with this offering, the Company granted the Underwriters an option to purchase up to 4,722,921 shares of common stock, $0.01 par value per share

Schedule C-1

Schedule D

Schedule of Issuer Free Writing Prospectuses

included in the General Disclosure Package

None.

Schedule D-1

Schedule E

Significant Subsidiaries

New Residential Investment Corp. - Delaware

NRZ Mortgage Holdings LLC - Delaware

NRZ RA Holdings LLC - Delaware

Advance Purchaser LLC - Delaware

NRZ Servicer Advance Receivables Trust JPMC – Delaware

NRZ Servicer Advance Receivables Trust MS2 – Delaware

NRZ Advance Sub LLC - Delaware

NRZ Agency MBS LLC - Delaware

NRZ SC Credit Limited – Cayman Islands

HLSS MSR – EBO Acquisition LLC - Delaware

HLSS Advances Acquisition Corp - Delaware

HLSS Holdings LLC - Delaware

HLSS Servicer Advance Receivables Trust – Delaware

NRZ MSR CS LLC – Delaware

NRZ Pass-Through Trust IV – Common law trust governed by New York law

NRZ Pass-through Trust V – Common law trust governed by New York law

NRZ Pass-Through Trust VI – Common law trust governed by New York law

Schedule E-1

Schedule F

Executive Officers, Directors and Related Persons

Wesley R. Edens

Kevin J. Finnerty

Douglas L. Jacobs

David Saltzman

Alan L. Tyson

Jonathan R. Brown

Michael Nierenberg

Schedule F-1

Annex I

FORM OF LOCK-UP AGREEMENT FOR THE MANAGER AND FOE

June 9, 2015

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

      One Bryant Park,

      New York, New York 10036

Re: Proposed Public Offering by New Residential Investment Corp.

Ladies and Gentlemen:

We refer to the proposed Underwriting Agreement (the “Underwriting Agreement”) among New Residential Investment Corp., a Delaware corporation (the “Company”), each of the Selling Stockholders listed on Schedule A thereto, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of the other Underwriters named therein (collectively, the “Underwriters”), relating to the underwritten public offering (the “Offering”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company.

In order to induce you to enter into the Underwriting Agreement, the undersigned, the manager of the Company/an affiliate of the manager of the Company, hereby agrees that, during a period of 45 days from the date of the Prospectus (as defined in the Underwriting Agreement) (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, (i) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), or (ii) establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; provided, however, that the foregoing shall not prohibit any pledge or transfer of a Relevant Security beneficially owned by the undersigned (i) in connection with the assignment or transfer by the undersigned of the options previously granted

Ann. I-1

by the Company to the undersigned or granted to the undersigned in connection with this Offering, so long as such assignment or transfer is to one or more employees of the undersigned or an affiliate thereof and any such transferees agree to be bound by the provisions of this letter agreement, (ii) in connection with any loan agreement, facility or similar arrangement entered into prior to the date hereof (an “Existing Pledge”), or (iii) in connection with any refinancing of any of the foregoing after the date hereof or in connection with any new loan agreement, facility or similar arrangement entered into after the date hereof, between the undersigned and a financial institution or other lender for a loan that is recourse to the undersigned (a “Recourse Loan”), and provided further, that it is understood that under no circumstances shall this letter agreement limit or otherwise effect in any respect the rights of the lender or lenders (or any agent on their behalf) under any Recourse Loan to acquire, accept a pledge of, dispose of, or to take any other action with respect to, any Relevant Security under an Existing Pledge. As used herein “Relevant Security” means the Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security; provided, however, that the foregoing shall not prohibit the transfer or other distribution of a Relevant Security beneficially owned by the undersigned to (i) its members, (ii) to funds managed by an affiliate of Fortress Investment Group LLC; or (iii) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned or to any entity majority owned, directly or indirectly, by the same shareholders of the undersigned so long as the transferee of such securities agrees to be bound by the provisions of this letter agreement and confirms that such transferee is in compliance with the terms of this letter agreement as if such transferee had been bound by this letter agreement from the original date of this letter agreement. Notwithstanding the foregoing, the undersigned may sell shares of Common Stock in connection with the “cashless” exercise of options or to satisfy tax obligations (withholding or otherwise) in connection with the exercise of options granted pursuant to an equity incentive plan of the Company; provided that, if the undersigned is required to file a report under the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-up Period related to such disposition of shares of Common Stock to the Company by the undersigned solely to satisfy tax withholding obligations, the undersigned shall include a statement in such report to the effect that the filing relates to the satisfaction of tax withholding obligations of the undersigned in connection with the exercise of options to purchase Common Stock.

The undersigned hereby further agrees that, during the Lock-up Period, the undersigned (x) will not participate as a selling security holder in the filing with the Securities and Exchange Commission (the “Commission”) of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security owned by the undersigned and (y) will not exercise any rights the undersigned may have to require registration with the Commission of any proposed offering or sale of a Relevant Security; provided however, that the undersigned may file or participate as a selling security holder in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security to the extent the Company is permitted to make such filing pursuant to Section 3(a)(xi) of the Underwriting Agreement.

Ann. I-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that this letter agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

The Company is not a party to or an intended beneficiary of this letter agreement and has no right or obligation to enforce any of its terms.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Delivery of a signed copy of this letter by email, telecopier or facsimile transmission shall be effective as delivery of the original hereof.

Ann. I-3

Very truly yours,

Name of Entity:

By:
Name:
Title

Ann. I-4

Annex II

FORM OF LOCK-UP AGREEMENT FOR

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

AND THE SELLING STOCKHOLDERS

June 9, 2015

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

as Representatives of the several Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park,

New York, New York 10036

Re: Proposed Public Offering by New Residential Investment Corp.

Ladies and Gentlemen:

We refer to the proposed Underwriting Agreement (the “Underwriting Agreement”) among New Residential Investment Corp., a Delaware corporation (the “Company”), each of the Selling Stockholders listed on Schedule A thereto, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of the other Underwriters named therein (collectively, the “Underwriters”), relating to the underwritten public offering (the “Offering”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company.

In order to induce you to enter into the Underwriting Agreement, the undersigned, an officer and/or director of the Company or a Selling Stockholder, hereby agrees that, during a period of 45 days from the date of the Prospectus (as defined in the Underwriting Agreement) (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, (i) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), or (ii) establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; provided, however, that the foregoing shall not prohibit (i) any pledge or transfer of a Relevant Security beneficially owned by the undersigned in

Ann. II-1

connection with any loan agreement, facility or similar arrangement entered into prior to the date hereof (an “Existing Pledge”), in connection with any refinancing of any of the foregoing after the date hereof or in connection with any new loan agreement, facility or similar arrangement entered into after the date hereof, or otherwise, between the undersigned and a financial institution or other lender for a loan that is recourse to the undersigned (a “Recourse Loan”) or (ii) any future pledge of any Relevant Securities currently subject to an Existing Pledge made in connection with a Recourse Loan and, provided further, that it is understood that under no circumstances shall this letter agreement limit or otherwise affect in any respect, the rights of the lender or lenders under any Recourse Loan including the right to dispose of, or to take any other action with respect to, any Relevant Security pledged as collateral under an Existing Pledge. Notwithstanding the restrictions noted above, the undersigned may transfer any Relevant Security for no value or without consideration for charitable or estate planning purposes so long as the transferee of such securities agrees to be bound by the provisions of this letter agreement and confirms that such transferee is in compliance with the terms of this letter agreement as if such transferee had been bound by this letter agreement from the original date of this letter agreement. As used herein “Relevant Security” means the Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security. Notwithstanding the foregoing, the undersigned may sell shares of Common Stock in connection with the “cashless” exercise of options or to satisfy tax obligations (withholding or otherwise) in connection with the exercise of options granted pursuant to an equity incentive plan of the Company; provided that, if the undersigned is required to file a report under the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-up Period related to such disposition of shares of Common Stock to the Company by the undersigned solely to satisfy tax withholding obligations, the undersigned shall include a statement in such report to the effect that the filing relates to the satisfaction of tax withholding obligations of the undersigned in connection with the exercise of options to purchase Common Stock.

The undersigned hereby further agrees that, during the Lock-up Period, the undersigned (x) will not file or participate as a selling security holder in the filing with the Securities and Exchange Commission (the “Commission”) of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Commission of any proposed offering or sale of a Relevant Security; provided however, that the undersigned may file or participate as a selling security holder in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security to the extent the Company is permitted to make such filing pursuant to Section 3(a)(xi) of the Underwriting Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that this letter agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

Ann. II-2

The Company is not a party to or an intended beneficiary of this letter agreement and has no right or obligation to enforce any of its terms.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Delivery of a signed copy of this letter by email, telecopier or facsimile transmission shall be effective as delivery of the original hereof.

Ann. II-3

Very truly yours,

Print Name:

Ann. II-4